Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com PRESS RELEASE
Penson Worldwide, Inc. Reports Results for Fourth Quarter Ended December 31, 2010
Dallas, TX, February 10, 2011 — Penson Worldwide, Inc. (NASDAQ: PNSN) today reported improved results for the fourth quarter ended December 31, 2010, with net revenues of $80.0 million increasing 15% from the third quarter of 2010 and the net loss declining significantly, to $3.2 million, or ($0.11) per share. Results included $1.8 million in certain non-operating expenses, equal to ($0.04) per share net of tax.
“We are pleased to report that during the fourth quarter, revenues increased by double digit percentages in all categories,” said Philip A. Pendergraft, Chief Executive Officer. “In addition, Penson Australia achieved profitability, business from the former Ridge correspondents outperformed expectations, and we reduced expenses in key areas. However, we will not be satisfied until we report profitable consolidated results. Based on the fourth quarter, we are headed in the right direction.”
Penson Canada Completes Broadridge Conversion
Penson also announced that as of February 6, 2011, Penson Financial Services Canada, Inc., based in Montreal, had become the first subsidiary to convert its securities processing technology to the Broadridge Financial Solutions, Inc. (NYSE: BR) platform. Penson Financial Services, Inc., based in Dallas, expects to complete the conversion of its correspondents in the third quarter. By moving these subsidiaries to the Broadridge platform, Penson expects to reduce annual costs $7-$10 million and improve overall scalability.
Additional 4Q10 Analysis (on a sequential quarter basis)
•	Non-interest revenues of $59.8 million increased 15% from the third quarter, with clearing and commission fees up 13%, “other” revenues up 26% and technology revenues up 11%. Growth reflects stronger trading volume in equities, options and futures. This compares to mixed average daily industry volume in the US (equities down 2%, options up 20%, and futures up 4%). Penson’s performance versus US industry metrics was enhanced by the re-engagement of active traders, and added volume from new correspondents in the US and Australia.

•	Net interest revenues of $20.2 million increased 12%. Growth primarily reflects an increase of 21%, or $1.4 billion, in interest earning average daily balances, partially offset by a 5 bps decline in interest spread. Penson’s performance was enhanced by additional assets from new correspondents and the pickup in activity among existing correspondents.

•	While net revenues increased 15%, total expenses remained virtually level on a reported basis. As a percentage of net revenues, pro-forma compensation expenses, which excludes certain non-operating expenses, declined to 36.0% from 41.6% and were at their lowest level in the last two years, reflecting Penson’s ongoing cost reduction program.
For Immediate Release

•	Fourth quarter expenses included $8.0 million of non-cash items that had a $5.2 million net after tax effect compared to $8.1 million and $5.1 million, respectively, in the third quarter. Fourth quarter non-operating expenses of $1.8 million reflect litigation and bad debt, severance related to headcount reductions, and costs to prepare subsidiaries for their technology conversion.

•	Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation, and excluding certain non-operating expenses) was $13.0 million in the fourth quarter compared to $3.7 million in the third quarter, and totaled $40.2 million for the 12 months ended December 31, 2010.
Record Number of Correspondents
Penson had a record 430 revenue-generating correspondents at December 31, 2010, compared to 386 at September 30, 2010. Penson securities clearing operations added a net 42, for a total of 371. This included 34 modestly sized Australian correspondents added in November. Penson Futures added a net 2, for a total of 59. As of December 31, 2010, there was a “pipeline” of 30 new correspondents signed but not yet contributing to revenues.
Interest Rate Sensitivity
Based on the size and composition of Penson’s interest-earning and interest-paying average balances for the fourth quarter of 2010, the Company estimates that each 25 basis point increase in the federal funds rate would benefit net interest revenue by approximately $1.3 million per quarter.
Conference Call
Penson will host a conference call on Friday, February 11, 2011, at 10:00 AM Eastern Time (9:00 AM Central Time) to discuss this news release and other related subjects. The call will be accessible live via a webcast on the Penson Investor Relations section of www.penson.com along with supporting materials. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
Non-GAAP Financial Measures
The Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported our results of operations both with and without the effect in the fourth quarter of 2010 of legal expenses to conclude certain outstanding matters in litigation, certain bad debt, costs to prepare subsidiaries for their technology conversion, and severance costs associated with a reduction in staff. We have also reported our results of operations both with and without the effect in the third quarter of 2010 of severance costs associated with a reduction in staff and costs to prepare subsidiaries for their technology conversion. We believe that, given the nature of these items, it is useful to state what our results of operations would have been without them so that investors can see underlying trends in our business.

EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation) is considered a non-GAAP financial measure as defined by SEC Regulation G. The Company considers EBITDAS an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDAS eliminates the non-cash effect of tangible asset depreciation and amortization, intangible asset amortization and stock-based compensation. The Company also considers “Adjusted EBITDA” (another non-GAAP financial measure as defined by SEC Regulation G) an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. “Adjusted EBITDA” eliminates the effect in the fourth quarter of 2010 of legal expenses to conclude certain outstanding matters in litigation, certain bad debt, costs to prepare subsidiaries for their technology conversion, and severance costs associated with a reduction in staff, and in 2010 of severance costs associated with a reduction in staff, expenses related to the transactions with Broadridge Financial Solutions, Inc., legal expenses to conclude certain outstanding litigation, certain bad debt and costs to prepare subsidiaries for their technology conversion. EBITDAS and “Adjusted EBITDA” should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
About Penson Worldwide
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson Futures, Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide — Building the Best Clearing and Execution Services Firm in the World. For more information, please visit: http://www.penson.com
Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, International Securities Exchange (ISE), NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp. (OCC), Fixed Income Clearing Corp. (FICC), MSRB, National Securities Clearing Corp. (NSCC), DTC, ICMA, Euroclear, and SIPC. Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems. Penson Financial Services Ltd. is a member of the London Stock Exchange and is authorized and regulated by the Financial Services Authority. Penson Financial Services Australia Pty Ltd holds an Australian Financial Services License and is a Participant of ASX Limited, Australian Clearing House Pty Limited, ASX Settlement and Transfer Corporation Pty Limited. Penson Futures is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Kansas City Board of Trade, Minneapolis Board of Trade, NYSE Euronext, NYSE Liffe USA, and ICE Futures.

Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

PENSON 4Q10 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenues
Clearing and commission fees	$42,901	$34,826	$153,188	$145,045
Technology	5,167	5,410	20,419	23,793
Interest, gross	27,105	22,246	90,768	100,219
Other	11,768	19,266	46,242	55,103

Total revenues	86,941	81,748	310,617	324,160
Interest expense from securities operations	6,924	7,328	22,269	34,279

Net revenues	80,017	74,420	288,348	289,881

Expenses
Employee compensation and benefits	29,063	27,780	119,749	113,101
Floor brokerage, exchange and clearance fees	11,395	7,666	40,362	32,385
Communications and data processing	18,935	11,572	60,268	45,442
Occupancy and equipment	8,278	7,385	32,191	29,417
Other expenses	7,746	8,823	34,165	33,356
Interest expense on long-term debt	9,530	4,303	30,829	10,344

	84,947	67,529	317,564	264,045

Income (loss) before income taxes	(4,930)	6,891	(29,216)	25,836
Income tax expense (benefit)	(1,726)	2,550	(9,369)	9,825

Net income (loss)	$(3,204)	$4,341	$(19,847)	$16,011

Earnings (loss) per share — basic	$(0.11)	$0.17	$(0.73)	$0.63

Earnings (loss) per share — diluted	$(0.11)	$0.17	$(0.73)	$0.63

Weighted average common shares outstanding — basic	28,394	25,491	27,034	25,373
Weighted average common shares outstanding — diluted	28,394	25,651	27,034	25,591

PENSON 4Q10 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Cash and cash equivalents	$138,614	$48,643
Cash and securities — segregated under federal and other regulations	5,407,645	3,605,651
Receivable from broker-dealers and clearing organizations	257,036	225,130
Receivable from customers, net	2,209,373	1,038,796
Receivable from correspondents	129,208	74,992
Securities borrowed	1,050,682	1,271,033
Securities owned, at fair value	201,195	223,480
Deposits with clearing organizations	423,156	433,243
Property and equipment, net	37,743	34,895
Other assets	399,532	295,212

Total assets	$10,254,184	$7,251,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$128,536	$336,056
Payable to customers	7,498,626	5,038,338
Payable to correspondents	469,542	249,659
Short-term bank loans	338,110	113,213
Notes payable	259,729	132,769
Securities loaned	1,015,351	898,957
Securities sold, not yet purchased, at fair value	115,916	97,308
Accounts payable, accrued and other liabilities	127,453	85,873

Total liabilities	9,953,263	6,952,173

Stockholders’ Equity
Total stockholders’ equity	300,921	298,902

Total liabilities and stockholders’ equity	$10,254,184	$7,251,075

PENSON 4Q10 RESULTS
Penson Worldwide, Inc.
Supplemental Data

	Three Months Ended					Year Ended
	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
(in thousands)	2009	2010	2010	2010	2010	2010
Interest revenue
Interest on asset based balances	$17,998	$16,990	$16,829	$19,635	$23,776	$77,230
Interest on conduit borrows	4,234	3,659	2,932	2,021	2,074	10,686
Money market	14	(59)	317	1,339	1,255	2,852

Total interest revenue	22,246	20,590	20,078	22,995	27,105	90,768
Interest expense
Interest expense on liability based balances	4,342	3,149	2,780	3,609	5,495	15,033
Interest on conduit loans	2,986	2,318	2,074	1,415	1,429	7,236

Total interest expense	7,328	5,467	4,854	5,024	6,924	22,269
Net interest revenue	$14,918	$15,123	$15,224	$17,971	$20,181	$68,499

Average daily balance (1)
Interest earning average daily balance	$5,833,439	$5,842,117	$6,012,500	$6,749,660	$8,136,860	$6,685,284
Interest paying average daily balance	5,244,733	5,343,046	5,565,131	6,132,368	7,381,684	6,105,557
Conduit borrow	528,583	628,684	615,696	583,871	545,523	593,444
Conduit loan	526,548	626,605	613,485	582,624	548,027	592,685

Average interest rate on balances (1)
Interest earning average daily balance	1.23%	1.16%	1.12%	1.16%	1.17%	1.16%
Interest paying average daily balance	0.33%	0.24%	0.20%	0.24%	0.30%	0.25%

Spread	0.90%	0.92%	0.92%	0.92%	0.87%	0.91%
Conduit borrow	3.20%	2.33%	1.90%	1.38%	1.52%	1.80%
Conduit loan	2.27%	1.48%	1.35%	0.97%	1.04%	1.22%

Spread	0.93%	0.85%	0.55%	0.41%	0.48%	0.58%

(1) Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.

Fed rate
Average	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Ending	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%

PENSON 4Q10 RESULTS
Penson Worldwide, Inc.
Non-GAAP Disclosure
(Unaudited)
(In thousands, except per share data)

	Three Months	Year
	Ended	Ended
	December 31,	December 31,
	2010	2010
Net revenues, GAAP basis	$80,017	$288,348

Net loss, GAAP basis	$(3,204)	$(19,847)
Non-GAAP adjustments, net of tax:
Broadridge transaction costs	—	2,462
Litigation and bad debt	647	1,741
Severance costs	178	4,181
Conversion costs	339	811

Net loss, as adjusted	$(2,040)	$(10,652)

Loss per share — basic, GAAP basis	$(0.11)	$(0.73)

Loss per share — basic, as adjusted	$(0.07)	$(0.39)

Loss per share — diluted, GAAP basis	$(0.11)	$(0.73)

Loss per share — diluted, as adjusted	$(0.07)	$(0.39)

Weighted average common shares outstanding — basic	28,394	27,034
Weighted average common shares outstanding — diluted	28,394	27,034
Weighted average common shares outstanding — diluted, as adjusted	28,394	27,034

PENSON 4Q10 RESULTS
Penson Worldwide, Inc.
Reconciliation of net loss to EBITDAS
(Unaudited)
(In thousands)

	Three Months	Year
	Ended	Ended
	December 31,	December 31,
	2010	2010
Net loss	$(3,204)	$(19,847)
Income tax benefit	(1,726)	(9,369)
Depreciation	4,694	17,542
Amortization	1,043	3,247
Interest expense on long-term debt :
Cash interest expense	8,107	25,164
Noncash interest expense	1,423	5,665
Stock-based compensation	878	4,986

EBITDAS (1)	11,215	27,388
Broadridge transaction costs	—	3,029
Litigation and bad debt	995	2,564
Severance costs	274	5,991
Conversion costs	521	1,194

Adjusted EBITDA	$13,005	$40,166

(1)	Defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation.